UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 24, 2009

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas		66251
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 829-0965
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 24, 2009, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 27, 2009, by and among Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”), Sprint Mozart, Inc., a wholly owned subsidiary of Sprint Nextel (“Merger Sub”), and Virgin Mobile USA, Inc. (“Virgin Mobile USA”), the merger of Merger Sub with and into Virgin Mobile USA (the “Merger”) was consummated after the adoption of the Merger Agreement by Virgin Mobile USA’s stockholders on such date. As a result of the Merger, the separate corporate existence of Merger Sub ceased and Virgin Mobile USA continues as the surviving corporation of the Merger and a wholly owned subsidiary of Sprint Nextel. At the effective time of the Merger (the “Effective Time”):
•	each share of Virgin Mobile USA’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), issued and outstanding immediately prior to the Effective Time held by:
—	Corvina Holdings Limited and Cortaire Limited (together with their respective affiliates, the “Virgin Group”) was converted into 1.2724 shares of Series 1 voting common stock, par value $2.00 per share, of Sprint Nextel (“Sprint Nextel Shares”) (and cash in lieu of fractional shares);

—	SK Telecom Co., Ltd. (“SK Telecom”) was converted into 1.2279 Sprint Nextel Shares (and cash in lieu of fractional shares); and

—	stockholders of Virgin Mobile USA, other than the Virgin Group, SK Telecom and Sprint Nextel and its subsidiaries, was converted into 1.3668 Sprint Nextel Shares (and cash in lieu of fractional shares);
•	each share of Virgin Mobile USA’s Class C Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time held by the Virgin Group was converted into 1.2724 Sprint Nextel Shares (and cash in lieu of fractional shares);

•	each share of Virgin Mobile USA’s Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), issued and outstanding immediately prior to the Effective Time held by:
—	the Virgin Group was converted into 149.6941 Sprint Nextel Shares (and cash in lieu of fractional shares);

—	SK Telecom was converted into 144.4588 Sprint Nextel Shares (and cash in lieu of fractional shares);
•	each share of Virgin Mobile USA’s Class B Common Stock, par value $0.01 per share, was cancelled without any conversion thereof and no consideration delivered in respect thereto;

•	each share of Virgin Mobile USA held in the treasury was cancelled without any conversion thereof and no consideration delivered in respect thereto; and

•	each share of Virgin Mobile USA owned by Sprint Nextel and Merger Sub or beneficially owned by any direct or indirect wholly-owned subsidiary of Sprint Nextel or Virgin Mobile USA was canceled without any conversion thereof and no consideration delivered in respect thereto.
Additionally, Sprint Nextel elected to pay its contractual obligations pursuant to the amended trademark license agreement, tax receivable termination agreement and subordinated credit facility payoff agreement in cash.
The Class A Common Stock ceased trading on the New York Stock Exchange after the closing of the market on November 24, 2009 and will be delisted.
A copy of the press release issued by Sprint Nextel announcing the closing of the transactions described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Merger Agreement was previously filed as Exhibit 2.1 to Sprint Nextel’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2009.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 24, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION
Date: November 24, 2009	By:	/s/ Timothy P. O’Grady
Timothy P. O’Grady
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 24, 2009